Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 2, 2001, except for the last sentence of the last paragraph of Note 3 as to which the date is March 30, 2001 relating to the consolidated financial statements of American Access Technologies, Inc and Subsidiaries appearing in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/Rachlin Cohen & Holtz LLP
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RACHLIN COHEN & HOLTZ  LLP
Fort Lauderdale, Florida
March 1, 2002